                                  EXHIBIT 4.2


                        INCENTIVE STOCK OPTION AGREEMENT
                   PURSUANT TO TRANSCEND SERVICES, INC. 1992
                               STOCK OPTION PLAN


     THIS AGREEMENT, dated as of the      th day of               , 1996 by and
                                     ----           --------------
between TRANSCEND SERVICES, INC., hereinafter called the "Company", and hereinafter called the"Optionee".
-----------------------

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company has authorized the grant of Stock Options to certain key employees, entitling such employees to purchase shares of common stock of the Company allocated to them by the Stock Option and Compensation Committee of the Board of Directors of the Company (hereinafter called the "Committee"); and

     WHEREAS, the Company or one of its subsidiaries now employs the Optionee;
and

     WHEREAS, the Company desires to encourage the Optionee to continue in employment and to induce the Optionee to make further efforts to contribute to the growth and profitability of the Company and its subsidiaries:

     NOW, THEREFORE, as an employment incentive and as encouragement of stock ownership in the manner contemplated by Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and in consideration of the mutual covenants herein, the company and the Optionee agree as follows:

     l. Incorporation. This Option is granted pursuant to the Transcend Services, Inc. 1992 Stock Option Plan (hereinafter called the "Plan"), and the terms and definitions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference and made a part hereof. A copy of the Plan is on file in the Company offices and is available for inspection by the Optionee during normal business hours. Terms used herein which are defined in Sections 421, 422, and 425 of the Code shall have the meanings given them in said Code Sections. Capitalized words which are not defined herein shall have the meanings assigned to them in the Plan.

     2. Grant of Option. Upon and subject to the terms, restrictions, limitations, and conditions stated herein, the Company hereby grants to the Optionee the Option to purchase an aggregate of ----------------------------------------------------- (---------------)
         shares of the Stock of the Company. Following stockholder approval of the Plan, Optionee may exercise this option at any time and from time to time prior to the expiration of the Option in accordance with the following schedule:

               Number of Shares          Exercisable On or After
               ----------------          -----------------------

                                                    , 19
                --------                    --------    --
                                                    , 19
                --------                    --------    --
                                                    , 19
                --------                    --------    --
                                                    , 20
                --------                    --------    --



          This Option shall expire and shall not be exercisable
          after                              unless earlier terminated in
               -----------------------------
          accordance with this Agreement and the Plan.

     3. Option Price. The price per share to be paid by the Optionee for the shares subject to this Option shall be
                                                 ---------------------------
          Dollars ($              ) per share. Said Option Price is intended and
          agreed by the parties hereto to be not less than 100 percent of the Fair Market Value per share of the issued and outstanding shares of the Stock of the Company on the date of grant of this Option. The Option Price, as well as the number of shares subject to this Option, may be adjusted as appropriate under the provisions of Section 6 of this Agreement.

     4.   Exercise of Option.

          (a) The shares subject to this Option pursuant to the schedule of exercise contained in Section 2 may be purchased in whole or in part at any time that the Option is in force with regard to said shares, subject to the provisions of this Section 4. In the event the Option is not exercised with respect to all or any portion of the shares of stock subject to this Option, the shares of stock with respect to which this Option was not exercised shall no longer be subject to this Option as of the expiration date contained in Section 2.

          (b) Except as provided in subsection (c) of this Section 4, upon the Optionee's termination of employment with the Company and all subsidiaries and Parents thereof, this Option, to the extent exercisable at the time of the Optionee's termination, may be exercised by Optionee within thirty (30) days following the date of his termination, but in no event after ten (10) years from the date of the grant thereof.

          (c) In the event any person dies while he is employed by the Company or becomes a Disabled Employee, this Option, to the extent exercisable at the time of his disability or death, may be exercised by Optionee or his legatee(s) under the Optionee's will, or by his personal representative or distributees, within thirty (30) days following the date of his termination due to death or disability, but in no event after ten (10) years from the date of the grant thereof.

                    If an Option granted hereunder shall be exercised by the
               personal representative of a deceased, disabled or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death or disability of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

          (d) This Option may be exercised only by written notice delivered to the Company at its principal office, stating the number of shares for which the Option is to be exercised, and, accompanied by payment in full in cash at the time of purchase; provided, however, that in lieu of cash, the Optionee may tender to the Company shares of Stock of the Company owned by him and having a fair market value equal to the Option Price applicable to this Option, or a combination of cash and said shares. No exercise of this Option shall be for fractional shares nor for fewer than 100 shares unless fewer than 100 shares remain available for exercise.

          (e) Notwithstanding any other provision of this Agreement to the contrary, this Option shall not be exercised if the Option has been granted contrary to the limitations described in section 6.2(a) of the Plan.

     5. Non-Assignability. This Option shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

     6. Antidilution. In the event that the shares of Stock subject to this Option shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, stock dividend, split-up, split-off, spin-off, exchange of shares, issuance of rights to subscribe or change in capital structure, then an appropriate and proportionate adjustment shall be made in the number, kind and price of shares then subject to this Option and as to which this Option has not yet been exercised in accordance with Article V of the Plan.

     7. Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of this Option prior to the fulfillment of the conditions described in Article VIII of the Plan.

     8. Amendment. This Option may not be changed or amended, except as provided in Article XI of the Plan, without the consent of the Optionee. The Committee has been authorized by the Board of Directors of the Company to amend this Option, with the consent of the Optionee, to comply with any regulations promulgated by the Internal Revenue Service with respect to Incentive Stock Options.

     9. Purchase for Investment. Except as hereafter provided, the Optionee shall, upon any exercise hereof execute and deliver to the Company a written statement, in form satisfactory to the Company, in which he represents and warrants that he is purchasing or acquiring the Shares acquired thereunder for this own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current.

     10. Legends. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of this Option, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (I) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and Optionee or grantee with respect to such Shares, or (iii) permit the company to determine the occurrence of a disqualifying disposition, as described in section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     11. Construction. This Option is granted with the intent that the Option qualify as an Incentive Stock Option under the provisions of the Code. This Agreement shall be construed liberally to accommodate this intent.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its proper officers and its corporate seal to be affixed hereto, and the Optionee has executed this Agreement under seal, in duplicate, all as of the date and year first above written.


                              TRANSCEND SERVICES, INC.
                              "Company"



[CORPORATE SEAL]              By:
                                  ----------------------------
                              Larry G. Gerdes, President



Attest:

---------------------------
Secretary


                              OPTIONEE

                              By:
                                 -----------------------------